Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 2008 Earnings Per Share of $1.01

2008 YEAR END HIGHLIGHTS

•                  Diluted earnings per common share of $1.01

•                  Net income of $129 million

•                  Net interest margin of 3.91 percent

•                  Average loans and leases increased by $1.2 billion, or 10.2 percent

•                  Allowance for loan and lease losses increased to 1.29 percent

•                  Issued $361.2 million of senior perpetual preferred stock to the U.S. Treasury

•                  Capital ratios exceed stated well capitalized requirements

•                  Declared regular quarterly cash dividend of 25 cents per common share, payable February 27, 2009

Earnings Summary								Table 1

($ in thousands, except per-share data)				Percent Change
	4Q	3Q	4Q	4Q08 vs	4Q08 vs	YTD	YTD	Percent
	2008	2008	2007	3Q08	4Q07	2008	2007	Change
Net income	$27,704	$30,126	$62,817	(8.0)%	(55.9)%	$128,958	$266,808	(51.7)%
Net income available to common stockholders	25,164	30,126	62,817	(16.5)	(59.9)	126,418	266,808	(52.6)
Diluted earnings per common share	.20	.24	.50	(16.7)	(60.0)	1.01	2.12	(52.4)

Financial Ratios (1)
Return on average assets	.68%	.73%	1.60%			.79%	1.76%
Return on average common equity	9.00	11.11	23.55			11.46	25.82
Net interest margin	3.84	3.97	3.83			3.91	3.94
Net charge-offs as a percentage of average loans and leases	1.02	.82	.46			.78	.30

(1) Annualized

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WAYZATA, MN, January 22, 2009 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported 2008 diluted earnings per common share of $1.01, compared with $2.12 for 2007. Net income was $129 million for 2008, compared with $266.8 million for 2007. TCF recorded $192 million in the provision for credit losses for 2008, as compared with $57 million for 2007. 2007 earnings also included pre-tax gains on sales of branches and real estate totaling $37.9 million, or 19 cents per share.

Diluted earnings per common share were 20 cents for the fourth quarter of 2008, compared with 24 cents in the third quarter of 2008 and 50 cents in the fourth quarter of 2007. Net income for the fourth quarter of 2008 was $27.7 million, compared with $30.1 million in the third quarter of 2008 and $62.8 million in the fourth quarter of 2007. TCF recorded $47.1 million in the provision for credit losses for the fourth quarter of 2008, as compared with $52.1 million in the third quarter of 2008 and $20.1 million in the fourth quarter of 2007. See discussion beginning on page 11 regarding the provision for credit losses.

Chairman’s Statement

“TCF did not engage in the activities that have created so many problems in the financial industry,” said William A. Cooper, Chairman and CEO. “TCF has not made subprime, broker purchased, Option ARM, teaser rate, out of market, low doc or other risky mortgage loans.  TCF kept on its balance sheet all the loans it originated.  TCF has no auto or credit card portfolios or asset backed commercial paper.  We have never owned Fannie Mae or Freddie Mac preferreds, trust preferred securities or bank owned life insurance (BOLI).  TCF does not have any derivative contracts. Higher charge-offs at TCF have been primarily due to the imprudent behavior of our competitors and an ill-advised monetary policy that created the unprecedented rise and fall of the housing markets. TCF remains profitable, solidly capitalized and ready to take advantage of prudent growth opportunities. TCF declared a $0.25 quarterly dividend payable to stockholders on February 27, 2009.  We expect to continue our dividend in future periods subject to maintaining solid profits and strong capital.

In accordance with our compensation programs, TCF Executive Management received no bonuses for 2008.  As Chairman and Chief Executive Officer, I receive neither a salary nor a bonus.”

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Total Revenue								Table 2

				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q08 vs	4Q08 vs	YTD	YTD	Percent
	2008	2008	2007	3Q08	4Q07	2008	2007	Change
Net interest income	$ 147,117	$ 152,165	$139,571	(3.3)%	5.4%	$593,673	$ 550,177	7.9%
Fees and other revenue:
Fees and service charges	67,448	71,783	72,331	(6.0)	(6.8)	270,739	278,046	(2.6)
Card revenue	25,243	26,240	25,058	(3.8)	.7	103,082	98,880	4.2
ATM revenue	7,688	8,720	8,306	(11.8)	(7.4)	32,645	35,620	(8.4)
Investments and insurance	-	3,193	2,736	(100.0)	(100.0)	9,405	10,318	(8.8)
Total banking fees	100,379	109,936	108,431	(8.7)	(7.4)	415,871	422,864	(1.7)
Leasing and equipment finance	16,298	13,006	14,841	25.3	9.8	55,488	59,151	(6.2)
Other	130	103	1,573	26.2	(91.7)	2,702	8,270	(67.3)
Total fees and other revenue	116,807	123,045	124,845	(5.1)	(6.4)	474,061	490,285	(3.3)
Gains on securities	8,167	498	11,261	N.M.	(27.5)	16,066	13,278	21.0
Visa share redemption	-	-	-	-	-	8,308	-	100.0
Gains on sales of branches and real estate	-	-	2,752	-	(100.0)	-	37,894	(100.0)
Total non-interest income	124,974	123,543	138,858	1.2	(10.0)	498,435	541,457	(7.9)
Total revenue	$ 272,091	$ 275,708	$278,429	(1.3)	(2.3)	$1,092,108	$ 1,091,634	-

Net interest margin(1)	3.84%	3.97%	3.83%			3.91%	3.94%
Fees and other revenue as a % of:
Total revenue	42.93	44.63	44.84			43.41	44.91
Average assets (1)	2.85	3.00	3.18			2.90	3.24

N.M.=Not Meaningful
(1) Annualized

Net Interest Income

TCF’s net interest income in 2008 was $593.7 million, up $43.5 million, or 7.9 percent, from 2007. Net interest margin in 2008 was 3.91 percent, compared with 3.94 percent for 2007. The increase in net interest income from 2007 was primarily attributable to a $1.2 billion, or 8.5 percent, increase in average interest-earning assets, partially offset by a 3 basis point reduction in net interest margin.

Net interest income for the fourth quarter of 2008 increased $7.5 million, or 5.4 percent, compared with the fourth quarter of 2007. Net interest margin in the fourth quarter of 2008 was 3.84 percent, compared with 3.83 percent last year and 3.97 percent in the third quarter of 2008.

The decrease in net interest margin for 2008 from 2007 is primarily due to funding the growth in interest-earning assets with higher cost deposits and borrowings, partially offset by declines in rates on

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deposits exceeding declines in yields on interest-earning assets. The decrease in net interest margin in the fourth quarter of 2008 from the third quarter of 2008 was primarily due to increased rates paid on deposits due to competition and declines in yields on Power Assets, partially offset by lower rates paid on borrowings.

Non-interest Income

Total fees and other revenue was $474.1 million for 2008, down $16.2 million, or 3.3 percent, from 2007. Banking fees and service charges were $270.7 million for 2008, down $7.3 million, or 2.6 percent, from 2007 primarily due to lower activity in deposit service fees. Card revenues totaled $103.1 million for 2008, up $4.2 million, or 4.2 percent, from 2007 primarily due to increased transactions per active card. ATM revenue was $32.6 million, down $3 million, or 8.4 percent, from 2007 due to continued declines in fees charged to TCF customers for use of non-TCF ATM machines due to growth in TCF’s no fee checking products. Leasing and equipment finance revenues were $55.5 million for 2008, down $3.7 million, or 6.2 percent, from 2007, primarily due to lower operating lease revenue and sales-type lease revenue. Other revenues were $2.7 million for 2008, down $5.6 million from 2007, due in part to decreased gains on sales of education loans as TCF exited that business in 2008. Investments and insurance revenues were $9.4 million, down $913 thousand from 2007 as TCF stopped selling investment and insurance products in the branches during the fourth quarter of 2008. No gains on sales of branches and real estate were recorded in 2008, compared to gains of $37.9 million in 2007. Gains on securities in 2008 were $16.1 million primarily due to sales of $1.5 billion of mortgage-backed securities compared with gains of $13.3 million on sales of $1.2 billion of mortgage backed securities in 2007.

Total fees and other revenue in the fourth quarter of 2008 was $116.8 million, down $8 million, or 6.4 percent, from the fourth quarter of 2007 and down $6.2 million, or 5.1 percent, from the third quarter of 2008. Banking fees and service charges were $67.4 million, down $4.9 million, or 6.8 percent, from the fourth quarter of 2007 and $4.3 million, or 6 percent, from the third quarter of 2008 primarily due to lower activity in deposit service fees. Card revenues totaled $25.2 million for the fourth quarter of 2008, up $185

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thousand, or .7 percent, over the same period in 2007 and down $997 thousand, or 3.8 percent, from the third quarter of 2008. The decline in card revenue from the third quarter of 2008 was primarily due to lower average transaction amounts and volumes. ATM revenue was $7.7 million, down $618 thousand, or 7.4 percent, from the fourth quarter of 2007 and $1 million, or 11.8 percent from the third quarter of 2008. Investments and insurance revenues declined $2.7 million from the fourth quarter of 2007 and $3.2 million from the third quarter of 2008 as TCF stopped selling investment and insurance products in the branches during the fourth quarter of 2008.

Branches

Number of Branches					Table 3
At period end
	Total	New		Total	New
	Branches	Branches(1)		Branches	Branches(1)
Illinois	206	34	Traditional	197	76
Minnesota	111	20	Supermarket	236	29
Michigan	56	20	Campus	15	10
Colorado	36	29		448	115
Wisconsin	27	4
Arizona	7	7
Indiana	5	1
Total Branches	448	115

(1) New branches opened since January 1, 2003.

TCF opened 11 branches during 2008, including five traditional branches and six supermarket branches, and relocated three traditional branches. TCF also closed and consolidated two traditional branches and 14 supermarket branches into nearby branches to improve operating efficiencies. Since January 1, 2003, TCF has opened 115 new branches, representing 25.7 percent of TCF’s 448 total branches. During the fourth quarter of 2008, TCF opened one traditional branch and two supermarket branches, and relocated three traditional branches. In 2009, TCF plans to open one traditional branch and two supermarket branches, and remodel 28 supermarket branches.

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Power Assets®

Average Power Assets							Table 4
				Percentage Change
($ in thousands)	4Q 2008	3Q 2008	4Q 2007	4Q08vs 3Q08	4Q08vs 4Q07	YTD 2008	YTD 2007	YTD %
Loans and leases(1):
Consumer home equity
First mortgage lien	$ 4,403,503	$ 4,396,754	$ 4,112,086.2%		7.1%	$ 4,347,025	$ 3,953,442	10.0%
Junior lien	2,423,873	2,434,392	2,299,461	(.4)	5.4	2,411,502	2,190,988	10.1
Total consumer home equity	6,827,376	6,831,146	6,411,547	(.1)	6.5	6,758,527	6,144,430	10.0
Consumer other	43,619	45,939	45,294	(5.1)	(3.7)	45,013	43,589	3.3
Total consumer	6,870,995	6,877,085	6,456,841	(.1)	6.4	6,803,540	6,188,019	9.9
Commercial real estate	2,895,935	2,776,830	2,445,012	4.3	18.4	2,724,507	2,386,022	14.2
Commercial business	522,636	544,826	574,881	(4.1)	(9.1)	535,147	563,218	(5.0)
Total commercial	3,418,571	3,321,656	3,019,893	2.9	13.2	3,259,654	2,949,240	10.5
Leasing and equipment finance	2,389,225	2,300,429	2,005,889	3.9	19.1	2,265,391	1,915,790	18.2
Inventory finance	158	-	-	N.M.	N.M.	40	-	N.M.
Total Power Assets	$12,678,949	$12,499,170	$11,482,623	1.4	10.4	$12,328,625	$11,053,049	11.5

(1) Excludes residential real estate loans, education loans held for sale and operating lease receivables.

TCF’s average Power Assets grew $1.3 billion, or 11.5 percent, in 2008 from 2007. TCF’s average consumer loan balances increased $615.5 million, or 9.9 percent, average leasing and equipment finance balances increased $349.6 million, or 18.2 percent, and average commercial loan balances increased $310.4 million, or 10.5 percent.

Average Power Assets increased $179.8 million, or 5.8 percent, annualized, from the third quarter of 2008. Management expects future growth to increase based on the issuance of senior perpetual preferred stock to the United States Department of the Treasury and trust preferred securities. TCF’s new Inventory Finance business generated $4.4 million in new loans during the fourth quarter of 2008.

The increase in average consumer home equity loans over 2007 was primarily due to a $360 million increase in fixed-rate consumer home equity loans, along with a $254.1 million increase in variable-rate consumer home equity loans. At December 31, 2008, 64.5 percent of the consumer home equity portfolio was secured by first liens.

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Power Liabilities®

Average Power Liabilities							Table 5
				Percentage Change
($ in thousands)	4Q 2008	3Q 2008	4Q 2007	4Q08vs 3Q08	4Q08vs 4Q07	YTD 2008	YTD 2007	Percent Change

Non-interest bearing deposits:
Retail	$1,345,832	$1,409,855	$1,348,202	(4.5)%	(.2)%	$1,320,951	$1,444,125	(8.5)%
Small business	593,626	597,894	600,491	(.7)	(1.1)	583,611	594,979	(1.9)
Commercial and custodial	234,045	253,900	201,161	(7.8)	16.3	231,903	199,432	16.3
Total non-interest bearing	2,173,503	2,261,649	2,149,854	(3.9)	1.1	2,136,465	2,238,536	(4.6)
Interest-bearing deposits:
Premier checking	850,059	933,189	1,026,408	(8.9)	(17.2)	945,097	1,054,542	(10.4)
Other checking	904,052	904,351	816,512	-	10.7	885,264	824,791	7.3
Subtotal	1,754,111	1,837,540	1,842,920	(4.5)	(4.8)	1,830,361	1,879,333	(2.6)
Premier savings	1,397,516	1,403,323	1,353,638	(.4)	3.2	1,448,123	1,184,756	22.2
Other savings	1,450,322	1,388,236	1,229,808	4.5	17.9	1,451,698	1,279,577	13.5
Subtotal	2,847,838	2,791,559	2,583,446	2.0	10.2	2,899,821	2,464,333	17.7
Money market	625,198	629,905	598,483	(.7)	4.5	613,543	604,767	1.5
Subtotal	5,227,147	5,259,004	5,024,849	(.6)	4.0	5,343,725	4,948,433	8.0
Certificates of deposit	2,448,815	2,469,327	2,307,411	(.8)	6.1	2,472,357	2,461,055.5
Total interest-bearing	7,675,962	7,728,331	7,332,260	(.7)	4.7	7,816,082	7,409,488	5.5
Power Liabilities	$9,849,465	$9,989,980	$9,482,114	(1.4)	3.9	$9,952,547	$9,648,024	3.2

Average rate on deposits	1.51%	1.34%	2.29%			1.58%	2.39%

Average Power Liabilities totaled $10 billion for 2008,  an increase of $304.5 million, or 3.2 percent, from 2007. The increase was primarily driven by increases in interest bearing savings balances, partially offset by decreases in checking balances.

Average Power Liabilities totaled $9.8 billion for the fourth quarter of 2008, down $140.5 million, or 1.4 percent, from the third quarter of 2008, primarily due to declines in non-interest bearing deposits and interest bearing checking, partially offset by increases in interest bearing savings. The average rate on deposits was 1.51 percent in the fourth quarter of 2008, up 17 basis points from the third quarter of 2008, as a result of decreases in the balances of non-interest bearing deposits and increases in the balances of higher cost deposits as well as rate increases made on certain deposit products in an attempt to increase deposit growth.

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Non-interest Expense

Non-interest Expense							Table 6
				Percent Change
(in thousands)	4Q 2008	3Q 2008	4Q 2007	4Q08 vs 3Q08	4Q08 vs 4Q07	2008	2007	Percent Change
Compensation and
employee benefits	$ 83,323	$ 84,895	$ 86,555	(1.9)%	(3.7)%	$341,203	$346,468	(1.5)%
Occupancy and equipment	32,503	31,832	30,818	2.1	5.5	127,953	120,824	5.9
Deposit account premiums	5,659	7,292	572	(22.4)	N.M.	16,888	4,849	N.M.
Advertising and promotions	4,644	5,017	4,060	(7.4)	14.4	19,150	16,830	13.8
Operating lease depreciation	4,269	4,215	4,521	1.3	(5.6)	17,458	17,588	(0.7)
Other	49,412	44,337	38,391	11.4	28.7	175,517	147,869	18.7
Subtotal	179,810	177,588	164,917	1.3	9.0	698,169	654,428	6.7
Visa indemnification	-	-	7,696	-	(100.0)	(3,766)	7,696	(148.9)
Total non-interest expense	$179,810	$177,588	$172,613	1.3	4.2	$694,403	$662,124	4.9

Non-interest expense totaled $694.4 million for 2008, up $32.3 million, or 4.9 percent, from $662.1 million for 2007. Compensation and employee benefits were well controlled and decreased $5.3 million, or 1.5 percent, from 2007. The decrease in compensation and benefits in 2008 from 2007 was primarily due to intentional headcount reductions and decreased performance-based compensation, partially offset by expenses from branch expansion and the new inventory finance business. Occupancy and equipment expenses increased $7.1 million, or 5.9 percent, from 2007, primarily due to the costs associated with branch expansion and increased real estate taxes. Deposit account premium expenses increased $12 million from 2007 due to new marketing campaigns which resulted in increased checking account production. Other expense increased $27.6 million, or 18.7 percent, primarily due to a $13.2 million increase in foreclosed real estate expense due to an increased number of foreclosed properties and related property taxes and real estate disposition losses, an $8.6 million increase in severance and separation costs related to the investments and insurance business, certain lender reductions and various other headcount reductions throughout the company, and a $1.8 million increase in deposit insurance premiums.

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Non-interest expense totaled $179.8 million for the 2008 fourth quarter, up $7.2 million, or 4.2 percent, from the fourth quarter of 2007 and up $2.2 million, or 1.3 percent, from the third quarter of 2008. Compensation and employee benefits were well controlled and decreased $3.2 million, or 3.7 percent, from the fourth quarter of 2007 and decreased $1.6 million, or 1.9 percent, from the third quarter of 2008. Deposit account premium expenses were $5.7 million for the 2008 fourth quarter, up $5.1 million from the fourth quarter of 2007 due to new marketing campaigns which resulted in increased checking account production. Other operating expense increased $11 million from the fourth quarter of 2007 and increased $5.1 million from the third quarter of 2008 primarily due to higher foreclosed real estate expense, increased deposit insurance premiums, and a $3.7 million increase in severance and separation costs.

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Credit Quality

Credit Quality Summary											Table 7
							Percent Change
(in thousands)	4Q 2008		3Q 2008		4Q 2007		4Q08 vs 3Q08	4Q08vs 4Q07	YTD 2008		YTD 2007		% Chg
Allowance for loan and lease losses
Balance at beginning of period	$158,978		$133,637		$74,632		19.0%	113.0%	$80,942		$58,543		38.3%
Charge-offs	(37,100)		(29,976)		(17,771)		23.8	108.8	(114,800)		(52,421)		119.0
Recoveries	3,514		3,212		3,957		9.4	(11.2)	14,255		17,828		(20.0)
Net charge-offs	(33,586)		(26,764)		(13,814)		25.5	143.1	(100,545)		(34,593)		190.7
Provision for credit losses	47,050		52,105		20,124		(9.7)	133.8	192,045		56,992		N.M.
Balance at end of period	$172,442		$158,978		$80,942		8.5	113.0	$172,442		$80,942		113.0

Allowance as a percentage of period end loans and leases	1.29%		1.21%		.66%				1.29%		.66%
Ratio of allowance to net charge-offs(1)	1.3	X	1.5	X	1.5	X			1.7	X	2.3	X

Net Charge-offs as a Percentage of Average Loans and Leases(1)
Consumer home equity:
First mortgage lien	.87%		.77%		.30%				.66%		.24%
Junior lien	1.76		1.56		.62				1.34		.50
Total home equity	1.19		1.05		.42				.90		.33
Total consumer	1.37		1.23		.56				1.04		.43
Commercial real estate	.41		.39		.33				.44		.10
Commercial business	2.01		.05		.30				1.05		.22
Leasing and equipment finance	.64		.42		.45				.50		.20
Inventory finance	-		-		-				-		-
Residential real estate	.52		.31		.05				.25		.04
Total	1.02		.82		.46				.78		.30

Other Credit Quality Data
Delinquencies(2)
30+days	$149,284		$142,125		$82,577		5.0	80.8
90+days	$37,619		$34,808		$15,384		8.1	144.5
Delinquencies as a percentage
of loan and lease portfolio(2):
30+days	1.13%		1.10%		.67%
90+days	.28%		.27%		.12%

Non-accrual loans and leases	$172,518		$145,890		$59,854		18.3	188.2
Real estate owned	61,665		54,179		45,765		13.8	34.7
Total non-performing assets	$234,183		$200,069		$105,619		17.1	121.7
Non-performing assets as a percentage of net loans and leases	1.78%		1.55%		.86%

N.M. = Not Meaningful
(1) Annualized
(2) Excludes non-accrual loans and leases

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At December 31, 2008, TCF’s allowance for loan and lease losses totaled $172.4 million, or 1.29 percent of loans and leases, compared with $80.9 million, or .66 percent, at December 31, 2007 and $159 million, or 1.21 percent, at September 30, 2008. The provision for credit losses for 2008 was $192 million, up from $57 million in 2007, primarily due to higher consumer home equity net charge-offs and the resulting portfolio reserve rate increases, higher net charge-offs and reserves for certain commercial loans, primarily in Michigan, and increased leasing and equipment finance net charge-offs.

Consumer home equity net charge-offs for 2008 were $61.1 million, an increase of $40.8 million from 2007. The higher net charge-offs were due to the depressed residential real estate market conditions, primarily in Minnesota and Michigan. Commercial net charge-offs for 2008 were $17.5 million, an increase of $13.8 million from 2007. Leasing and equipment finance net charge-offs for 2008 were $11.4 million, up $7.5 million from 2007 which included a one-time recovery of $2.1 million. During 2008, $1.1 billion of new home equity loans were originated. Of these loans, the net charge-offs totaled $273 thousand, or .03 percent.

The provision for credit losses was $47.1 million in the fourth quarter of 2008, up from $20.1 million in the fourth quarter of 2007, primarily due to higher consumer home equity net charge-offs and the resulting portfolio reserve rate increases. The provision for credit losses was down $5.1 million from the third quarter of 2008 mostly due to lower provisions for certain commercial loans and less portfolio reserve rate increases for consumer home equity loans. Net loan and lease charge-offs during the fourth quarter of 2008 were $33.6 million, or 1.02 percent of average loans and leases, up from $13.8 million, or ..46 percent, in the same period of 2007, and up from $26.8 million, or .82 percent, in the third quarter of 2008.

At December 31, 2008, TCF’s over-30-day delinquency rate was 1.13 percent, up from 1.10 percent at September 30, 2008. TCF’s over-90-day delinquency rate was .28 percent, up slightly from .27 percent at September 30, 2008. Total non-performing assets were $234.2 million, or 1.40 percent of total assets, at December 31, 2008, up from $200.1 million, or 1.21 percent of total assets, at September 30, 2008. The increase in non-performing assets from September 30, 2008 was primarily due to a $16.7 million increase in

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consumer home equity non-accrual loans, a $6.3 million increase in commercial non-accrual loans, and a $7.5 million increase in real estate owned.

Income Taxes

TCF’s income tax expense was $76.7 million for 2008, or 37.3 percent of pre-tax income, compared with $105.7 million, or 28.4 percent, for 2007. Income tax expense for 2008 included a $2.2 million increase in income tax expense and a $2.8 million increase in deferred income taxes related to changes in state tax laws, primarily in Minnesota, and a $1.5 million increase in income tax expense for distributions from the company’s deferred compensation plans. Income tax expense for 2007 includes an $8.5 million reduction related to a favorable settlement with the IRS of a tax issue from a prior year and $9.9 million of other reductions primarily resulting from changes in uncertain tax positions and state tax laws. Excluding these items, the effective income tax rate was 34.2 percent for 2008 and 33.9 percent for 2007.

TCF’s income tax expense was $17.5 million for the fourth quarter of 2008, or 38.8 percent of pre-tax income, compared with $22.9 million, or 26.7 percent, for the comparable 2007 period and $15.9 million, or 34.5 percent, for the third quarter of 2008. The higher effective income tax rate for the fourth quarter of 2008 as compared with the third quarter of 2008, was primarily due to a $1.5 million charge recorded to income tax expense for distributions from the company’s deferred compensation plans.  The fourth quarter of 2007 also included $5.4 million of reductions in income tax expense for uncertain tax positions. Excluding these items, the effective income tax rates for the fourth quarters of 2008 and 2007 were 35.5 percent and 33 percent, respectively.

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Capital

Capital Information				Table 8
At period end
($ in thousands, except per-share data)	4Q 2008		4Q 2007
Stockholders’ equity	$1,493,776		$1,099,012
Stockholders’ equity to total assets	8.92%		6.88%
Book value per common share	$ 8.99		$ 8.68

Risk-based capital
Tier 1	$1,461,973	11.79%	$ 964,467	8.28%
Total	1,817,225	14.65	1,245,808	10.70
Total stated “well-capitalized” requirement	1,240,147	10.00	1,164,829	10.00
Excess over stated “well-capitalized” requirement	577,078	4.65	80,979.70

TCF’s total risk-based capital of $1.8 billion or 14.65 percent of risk-weighted assets is $577.1 million in excess of the “well-capitalized” requirement. During the fourth quarter of 2008, TCF received proceeds of $361.2 million from the issuance of 361,172 shares of senior perpetual preferred stock to the United States Department of the Treasury. In connection with the issuance of preferred stock, TCF also issued the U.S. Treasury a warrant for 3.2 million shares of TCF stock at an exercise price of $16.93. TCF will begin making the required 5 percent quarterly dividend payments on the preferred stock in February 2009.  “TCF continues to be solidly capitalized and maintains adequate liquidity to facilitate lending through our strong retail deposit franchise. With the increased capital as a result of participating in this program, we are expanding our lending activities and expect strong loan and lease production in 2009,” said William A. Cooper. Since September 30, 2008, TCF’s average loans and leases have increased $165.2 million. TCF has originated $490.4 million of loans and leases since receiving the proceeds from the United States Department of the Treasury on November 14, 2008 and has completed 762 loan modifications and extensions on $117.1 million of consumer home equity loans to help these customers avoid home foreclosures.

On January 20, 2009, the Board of Directors of TCF declared its regular quarterly cash dividend of 25 cents per common share, payable on February 27, 2009 to stockholders of record at the close of business on January 30, 2009.

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Website Information

A live webcast of TCF’s conference call to discuss 2008 earnings will be hosted at TCF’s website, www.tcfbank.com, on January 22, 2009 at 10:00 a.m., CT. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $16.7 billion in total assets. TCF has 448 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit www.tcfbank.com.

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Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to, continued or deepening deterioration in banking industry conditions; limitations on TCF’s ability to pay dividends at current levels or to increase dividends in the future because of financial performance deterioration, regulatory restrictions, or limitations imposed as a result of TCF’s participation in the U.S. Treasury Department’s Capital Purchase Program (“CPP”); increased deposit insurance premiums or other costs related to deteriorating conditions in the banking industry and the economic impact on banks of the Emergency Economic Stabilization Act (“EESA”) or other related legislative and regulatory developments; the imposition of requirements with an adverse financial impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA, TCF’s participation in the CPP, or other legislative or regulatory developments; possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; impact of legislative, regulatory or other changes affecting customer account charges and fee income; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments; including adoption of state legislation that would increase state taxes; adverse findings in tax audits or regulatory examinations and resulting enforcement actions; changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in allowance for loan and lease losses methodology dictated by new market conditions or regulatory requirements; lack of or inadequate insurance coverage for claims against TCF; technological, computer related or operational difficulties or loss or theft of information; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; results of litigation, including potential class action litigation concerning TCF’s lending or deposit activities or employment practices and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from other litigation against Visa; heightened regulatory practices, requirements or expectations, including but not limited to requirements related to the Bank Secrecy Act and anti-money laundering compliance activity; or other significant uncertainties. Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	December 31,		Change
	2008	2007	$	%
Interest income:
Loans and leases	$211,322	$215,082	$(3,760)	(1.7)
Securities available for sale	25,232	29,372	(4,140)	(14.1)
Education loans held for sale	24	3,153	(3,129)	(99.2)
Investments and other	1,224	1,595	(371)	(23.3)
Total interest income	237,802	249,202	(11,400)	(4.6)
Interest expense:
Deposits	37,362	54,788	(17,426)	(31.8)
Borrowings	53,323	54,843	(1,520)	(2.8)
Total interest expense	90,685	109,631	(18,946)	(17.3)
Net interest income	147,117	139,571	7,546	5.4
Provision for credit losses	47,050	20,124	26,926	133.8
Net interest income after provision for
credit losses	100,067	119,447	(19,380)	(16.2)
Non-interest income:
Fees and service charges	67,448	72,331	(4,883)	(6.8)
Card revenue	25,243	25,058	185.7
ATM revenue	7,688	8,306	(618)	(7.4)
Investments and insurance revenue	-	2,736	(2,736)	(100.0)
Subtotal	100,379	108,431	(8,052)	(7.4)
Leasing and equipment finance	16,298	14,841	1,457	9.8
Other	130	1,573	(1,443)	(91.7)
Fees and other revenue	116,807	124,845	(8,038)	(6.4)
Gains on securities	8,167	11,261	(3,094)	(27.5)
Gains on sales of branches and real estate	-	2,752	(2,752)	(100.0)
Total non-interest income	124,974	138,858	(13,884)	(10.0)
Non-interest expense:
Compensation and employee benefits	83,323	86,555	(3,232)	(3.7)
Occupancy and equipment	32,503	30,818	1,685	5.5
Deposit account premiums	5,659	572	5,087	N.M.
Advertising and promotions	4,644	4,060	584	14.4
Operating lease depreciation	4,269	4,521	(252)	(5.6)
Other	49,412	46,087	3,325	7.2
Total non-interest expense	179,810	172,613	7,197	4.2
Income before income tax expense	45,231	85,692	(40,461)	(47.2)
Income tax expense	17,527	22,875	(5,348)	(23.4)
Net income	27,704	62,817	(35,113)	(55.9)
Preferred stock dividends	2,540	-	2,540	N.M.
Net income available to common stockholders	$25,164	$62,817	$(37,653)	(59.9)

Net income per common share:
Basic	$.20	$.51	$(.31)	(60.8)
Diluted	.20	.50	(.30)	(60.0)

Dividends declared per common share	$.2500	$.2425	$.0075	3.1

Average common and common equivalent
shares outstanding (in thousands):
Basic	125,345	124,058	1,287	1.0
Diluted	125,733	124,927	806.6

N.M.  Not meaningful

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended
	December 31,		Change
	2008	2007	$	%
Interest income:
Loans and leases	$842,157	$836,953	$5,204.6
Securities available for sale	110,946	109,581	1,365	1.2
Education loans held for sale	5,355	13,252	(7,897)	(59.6)
Investments and other	5,937	8,237	(2,300)	(27.9)
Total interest income	964,395	968,023	(3,628)	(.4)
Interest expense:
Deposits	156,774	230,625	(73,851)	(32.0)
Borrowings	213,948	187,221	26,727	14.3
Total interest expense	370,722	417,846	(47,124)	(11.3)
Net interest income	593,673	550,177	43,496	7.9
Provision for credit losses	192,045	56,992	135,053	N.M.
Net interest income after provision for credit losses	401,628	493,185	(91,557)	(18.6)
Non-interest income:
Fees and service charges	270,739	278,046	(7,307)	(2.6)
Card revenue	103,082	98,880	4,202	4.2
ATM revenue	32,645	35,620	(2,975)	(8.4)
Investments and insurance revenue	9,405	10,318	(913)	(8.8)
Subtotal	415,871	422,864	(6,993)	(1.7)
Leasing and equipment finance	55,488	59,151	(3,663)	(6.2)
Other	2,702	8,270	(5,568)	(67.3)
Fees and other revenue	474,061	490,285	(16,224)	(3.3)
Gains on securities	16,066	13,278	2,788	N.M.
Visa share redemption	8,308	-	8,308	N.M.
Gains on sales of branches and real estate	-	37,894	(37,894)	(100.0)
Total non-interest income	498,435	541,457	(43,022)	(7.9)
Non-interest expense:
Compensation and employee benefits	341,203	346,468	(5,265)	(1.5)
Occupancy and equipment	127,953	120,824	7,129	5.9
Deposit account premiums	16,888	4,849	12,039	N.M.
Advertising and promotions	19,150	16,830	2,320	13.8
Operating lease depreciation	17,458	17,588	(130)	(.7)
Other	171,751	155,565	16,186	10.4
Total non-interest expense	694,403	662,124	32,279	4.9
Income before income tax expense	205,660	372,518	(166,858)	(44.8)
Income tax expense	76,702	105,710	(29,008)	(27.4)
Net income	128,958	266,808	(137,850)	(51.7)
Preferred stock dividends	2,540	-	2,540	N.M.
Net income available to common stockholders	$126,418	$266,808	$(140,390)	(52.6)

Net income per common share:
Basic	$1.01	$2.13	$(1.12)	(52.6)
Diluted	1.01	2.12	(1.11)	(52.4)

Dividends declared per common share	$1.00	$.97	$.03	3.1

Average common and common equivalent shares outstanding (in thousands):
Basic	124,943	125,398	(455)	(.4)
Diluted	125,309	125,831	(522)	(.4)

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At December 31,	At December 31,	Change
	2008	2007	$	%
ASSETS

Cash and due from banks	$342,380	$358,188	(15,808)	(4.4)
Investments	155,725	148,253	7,472	5.0
Securities available for sale	1,966,104	1,963,681	2,423.1
Education loans held for sale	757	156,135	(155,378)	(99.5)
Loans and leases:
Consumer home equity and other	6,908,140	6,590,631	317,509	4.8
Commercial real estate	2,984,156	2,557,330	426,826	16.7
Commercial business	506,887	558,325	(51,438)	(9.2)
Leasing and equipment finance	2,486,082	2,104,343	381,739	18.1
Inventory finance	4,425	-	4,425	-
Subtotal	12,889,690	11,810,629	1,079,061	9.1
Residential real estate	455,443	527,607	(72,164)	(13.7)
Total loans and leases	13,345,133	12,338,236	1,006,897	8.2
Allowance for loan and lease losses	(172,442)	(80,942)	(91,500)	(113.0)
Net loans and leases	13,172,691	12,257,294	915,397	7.5
Premises and equipment, net	447,826	438,452	9,374	2.1
Goodwill	152,599	152,599	-	-
Other assets	502,275	502,452	(177)	-
Total assets	$16,740,357	$15,977,054	763,303	4.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,969,768	$4,108,527	(138,759)	(3.4)
Savings	3,057,623	2,636,820	420,803	16.0
Money market	619,678	576,667	43,011	7.5
Subtotal	7,647,069	7,322,014	325,055	4.4
Certificates of deposit	2,596,283	2,254,535	341,748	15.2
Total deposits	10,243,352	9,576,549	666,803	7.0
Short-term borrowings	226,861	556,070	(329,209)	(59.2)
Long-term borrowings	4,433,913	4,417,378	16,535.4
Total borrowings	4,660,774	4,973,448	(312,674)	(6.3)
Accrued expenses and other liabilities	342,455	328,045	14,410	4.4
Total liabilities	15,246,581	14,878,042	368,539	2.5
Stockholders’ equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; 361,172 issued	348,437	-	348,437	N.M.
Common stock, par value $.01 per share, 280,000,000 shares authorized; 130,839,378 and 131,468,699 shares issued	1,308	1,315	(7)	(.5)
Additional paid-in capital	330,474	354,563	(24,089)	(6.8)
Retained earnings, subject to certain restrictions	927,893	926,875	1,018.1
Accumulated other comprehensive loss	(3,692)	(18,055)	14,363	79.6
Treasury stock at cost, 3,413,855 and 4,866,480 shares, and other	(110,644)	(165,686)	55,042	33.2
Total stockholders’ equity	1,493,776	1,099,012	394,764	35.9
Total liabilities and stockholders’ equity	$16,740,357	$15,977,054	763,303	4.8

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses

							Allowance as % of Portfolio
	At December 31, 2008		At September 30, 2008		At December 31, 2007		Change from
	Allowance		Allowance		Allowance		Sep. 30,		Dec. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2008		2007
Consumer home equity	$96,479	1.41%	$83,326	1.22%	$30,951.47%		19	bps	94	bps
Consumer other	2,664	4.31	2,938	4.18	2,059	3.05	13		126
Total consumer home equity and other	99,143	1.44	86,264	1.25	33,010.50		19		94
Commercial real estate	39,386	1.32	39,636	1.39	25,891	1.01	(7)		31
Commercial business	11,865	2.34	12,575	2.29	7,077	1.27	5		107
Leasing and equipment finance	20,058.81		19,136.82		14,319.68		(1)		13
Inventory finance	33.75		-	-	-	-	75		75
Residential real estate	1,957.43		1,367.29		645.12		14		31
Total	$172,442	1.29	$158,978	1.21	$80,942.66		8		63

Net Charge-Offs

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2008	2008	2008	2008	2007	2008	2007
Consumer home equity
First mortgage lien	$9,600	$8,476	$6,692	$4,040	$3,130	$1,124	$6,470
Junior lien	10,664	9,469	7,205	4,973	3,585	1,195	7,079
Total consumer home equity	20,264	17,945	13,897	9,013	6,715	2,319	13,549
Consumer other	3,303	3,282	1,525	1,195	2,379	21	924
Total consumer home equity and other	23,567	21,227	15,422	10,208	9,094	2,340	14,473
Commercial real estate	2,958	2,694	5,736	466	1,987	264	971
Commercial business	2,631	65	2,308	597	430	2,566	2,201
Leasing and equipment finance	3,832	2,413	3,071	2,105	2,234	1,419	1,598
Inventory finance	-	-	-	-	-	-	-
Residential real estate	598	365	111	171	69	233	529
Total	$33,586	$26,764	$26,648	$13,547	$13,814	$6,822	$19,772

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended (1)					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2008	2008	2008	2008	2007	2008		2007
Consumer home equity
First mortgage lien	.87%	.77%	.61%	.38%	.30%	10	bps	57	bps
Junior lien	1.76	1.56	1.19	.84	.62	20		114
Total consumer home equity	1.19	1.05	.82	.55	.42	14		77
Total consumer	1.37	1.23	.90	.62	.56	14		81
Commercial real estate	.41	.39	.86	.07	.33	2		8
Commercial business	2.01	.05	1.74	.44	.30	196		171
Leasing and equipment finance	.64	.42	.55	.39	.45	22		19
Inventory finance	-	-	-	-	-	-		-
Residential real estate	.52	.31	.09	.13	.05	21		47
Total	1.02	.82	.84	.44	.46	20		56

Non-performing assets

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2008	2008	2008	2008	2007	2008		2007
Non-accrual loans and leases:
Consumer home equity
First mortgage lien	$65,908	$48,603	$39,780	$28,412	$20,776	$17,305		$45,132
Junior lien	11,793	12,433	9,654	7,434	5,391	(640)		6,402
Total consumer home equity	77,701	61,036	49,434	35,846	26,167	16,665		51,534
Consumer other	65	78	287	13	6	(13)		59
Total consumer home equity and other	77,766	61,114	49,721	35,859	26,173	16,652		51,593
Commercial real estate	54,615	46,011	38,404	34,300	19,999	8,604		34,616
Commercial business	14,088	16,356	1,306	2,350	2,658	(2,268)		11,430
Leasing and equipment finance	20,879	18,379	12,820	10,726	8,050	2,500		12,829
Inventory finance	-	-	-	-	-	-		-
Residential real estate	5,170	4,030	2,996	2,991	2,974	1,140		2,196
Total non-accrual loans and leases	172,518	145,890	105,247	86,226	59,854	26,628		112,664
Other real estate owned:
Residential real estate	38,632	34,101	35,269	30,415	28,752	4,531		9,880
Commercial real estate	23,033	20,078	19,843	17,400	17,013	2,955		6,020
Total other real estate owned	61,665	54,179	55,112	47,815	45,765	7,486		15,900
Total non-performing assets	$234,183	$200,069	$160,359	$134,041	$105,619	$34,114		$128,564

Non-performing assets as a percentage of net loans and leases	1.78%	1.55%	1.25%	1.07%	.86%	23	bps	92	bps

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Delinquency data - principal balances (1)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2008	2008	2008	2008	2007	2008	2007
30 days or more:
Consumer home equity
First mortgage lien	$81,654	$70,393	$51,081	$50,097	$31,784	$11,261	$49,870
Junior lien	24,086	20,074	14,818	15,378	12,289	4,012	11,797
Total consumer home equity	105,740	90,467	65,899	65,475	44,073	15,273	61,667
Consumer other	666	515	437	342	377	151	289
Total consumer home equity and other	106,406	90,982	66,336	65,817	44,450	15,424	61,956
Commercial real estate	3,199	15,732	17,877	7,888	11,382	(12,533)	(8,183)
Commercial business	874	531	2,167	527	1,071	343	(197)
Leasing and equipment finance	28,901	24,982	21,982	19,956	15,691	3,919	13,210
Inventory finance	-	-	-	-	-	-	-
Residential real estate	9,904	9,898	12,461	10,149	9,983	6	(79)
Total 30 days or more	$149,284	$142,125	$120,823	$104,337	$82,577	$7,159	$66,707

Total 90 days or more and still accruing	$37,619	$34,808	$28,180	$23,538	$15,384	$2,811	$22,235

Delinquency data - % of portfolio (1)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2008	2008	2008	2008	2007	2008		2007
30 days or more:
Consumer home equity
First mortgage lien	1.87%	1.62%	1.17%	1.17%	.76%	25	bps	111	bps
Junior lien	1.00	.83	.61	.64	.53	17		47
Total consumer home equity	1.56	1.34	.97	.98	.68	22		88
Consumer other	1.08	.73	.64	.55	.56	35		52
Total consumer home equity and other	1.56	1.33	.97	.98	.68	23		88
Commercial real estate	.11	.56	.66	.31	.45	(45)		(34)
Commercial business	.18	.10	.39	.10	.19	8		(1)
Leasing and equipment finance	1.17	1.08	.98	.92	.75	9		42
Inventory finance	-	-	-	-	-	-		-
Residential real estate	2.20	2.12	2.58	2.02	1.90	8		30
Total 30 days or more	1.13	1.10	.94	.83	.67	3		46

Total 90 days or more and still accruing	.28	.27	.22	.19	.12	1		16

Potential Problem Loans and Leases (2)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2008	2008	2008	2008	2007	2008	2007
Consumer home equity (3)	$27,423	$23,844	$24,722	$15,120	$4,861	$3,579	$22,562
Commercial real estate	137,332	100,028	100,288	36,172	31,511	37,304	105,821
Commercial business	27,127	30,619	49,809	34,787	8,695	(3,492)	18,432
Leasing and equipment finance	20,994	17,950	16,967	16,010	15,015	3,044	5,979
Inventory finance	-	-	-	-	-	-	-
	$212,876	$172,441	$191,786	$102,089	$60,082	$40,435	$152,794

(1)	Excludes non-accrual loans and leases.
(2)

Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

(3)	Consists of certain loans with restructured terms.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
		2008			2007
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments and other	$166,580	$1,224	2.93%	$147,058	$1,595	4.31%
Securities available for sale	1,966,561	25,232	5.13	2,187,068	29,372	5.37
Education loans held for sale	1,876	24	5.09	153,146	3,153	8.17
Loans and leases:
Consumer home equity:
Fixed-rate	5,033,725	84,904	6.71	4,889,304	85,978	6.98
Variable-rate	1,793,651	27,044	6.00	1,522,243	30,608	7.98
Consumer - other	43,619	940	8.57	45,294	1,114	9.76
Total consumer home equity and other	6,870,995	112,888	6.54	6,456,841	117,700	7.23
Commercial real estate:
Fixed- and adjustable-rate	2,287,226	35,304	6.14	1,839,817	29,842	6.44
Variable-rate	608,709	7,456	4.87	605,195	10,814	7.09
Total commercial real estate	2,895,935	42,760	5.87	2,445,012	40,656	6.60
Commercial business:
Fixed- and adjustable-rate	171,687	2,437	5.65	179,525	2,854	6.31
Variable-rate	350,949	3,914	4.44	395,356	6,885	6.91
Total commercial business	522,636	6,351	4.83	574,881	9,739	6.72
Leasing and equipment finance	2,389,225	42,701	7.15	2,005,889	39,217	7.82
Inventory finance	158	4	10.13	-	-	N.A.
Subtotal	12,678,949	204,704	6.43	11,482,623	207,312	7.17
Residential real estate	462,807	6,618	5.71	537,449	7,770	5.77
Total loans and leases	13,141,756	211,322	6.40	12,020,072	215,082	7.11
Total interest-earning assets	15,276,773	237,802	6.20	14,507,344	249,202	6.83
Other assets	1,130,462			1,198,428
Total assets	$16,407,235			$15,705,772

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,345,832			$1,348,202
Small business	593,626			600,491
Commercial and custodial	234,045			201,161
Total non-interest bearing deposits	2,173,503			2,149,854
Interest-bearing deposits:
Premier checking	850,059	2,219	1.04	1,026,408	6,454	2.49
Other checking	904,052	716.32		816,512	829.40
Subtotal	1,754,111	2,935.67		1,842,920	7,283	1.57
Premier savings	1,397,516	9,747	2.77	1,353,638	13,819	4.05
Other savings	1,450,322	3,255.89		1,229,808	3,532	1.14
Subtotal	2,847,838	13,002	1.82	2,583,446	17,351	2.66
Money market	625,198	2,625	1.67	598,483	4,138	2.74
Subtotal	5,227,147	18,562	1.41	5,024,849	28,772	2.27
Certificates of deposit	2,448,815	18,800	3.05	2,307,411	26,016	4.47
Total interest-bearing deposits	7,675,962	37,362	1.94	7,332,260	54,788	2.96
Total deposits	9,849,465	37,362	1.51	9,482,114	54,788	2.29
Borrowings:
Short-term borrowings	454,202	1,102.97		450,027	5,184	4.57
Long-term borrowings	4,435,730	52,221	4.69	4,340,891	49,659	4.54
Total borrowings	4,889,932	53,323	4.34	4,790,918	54,843	4.54
Total deposits and borrowings	14,739,397	90,685	2.45	14,273,032	109,631	3.05
Other liabilities	366,063			365,888
Total liabilities	15,105,460			14,638,920
Stockholders’ equity	1,301,775			1,066,852
Total liabilities and
stockholders’ equity	$16,407,235			$15,705,772
Net interest income and margin		$147,117	3.84%		$139,571	3.83%

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2008			2007
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments and other	$155,839	$5,937	3.81%	$178,012	$8,237	4.63%
Securities available for sale	2,112,974	110,946	5.25	2,024,563	109,581	5.41
Education loans held for sale	87,877	5,355	6.09	154,516	13,252	8.58
Loans and leases:
Consumer home equity:
Fixed-rate	5,043,699	343,739	6.82	4,683,745	326,516	6.97
Variable-rate	1,714,828	109,115	6.36	1,460,685	124,992	8.56
Consumer - other	45,013	3,877	8.61	43,589	4,307	9.88
Total consumer home equity and other	6,803,540	456,731	6.71	6,188,019	455,815	7.37
Commercial real estate:
Fixed- and adjustable-rate	2,127,436	132,014	6.21	1,777,813	114,140	6.42
Variable-rate	597,071	31,110	5.21	608,209	46,363	7.62
Total commercial real estate	2,724,507	163,124	5.99	2,386,022	160,503	6.73
Commercial business:
Fixed- and adjustable-rate	168,554	9,988	5.93	169,776	10,853	6.39
Variable-rate	366,593	18,143	4.95	393,442	28,947	7.36
Total commercial business	535,147	28,131	5.26	563,218	39,800	7.07
Leasing and equipment finance	2,265,391	165,838	7.32	1,915,790	147,507	7.70
Inventory finance	40	4	10.00	-	-	N.A.
Subtotal	12,328,625	813,828	6.60	11,053,049	803,625	7.27
Residential real estate	488,499	28,329	5.80	574,554	33,328	5.80
Total loans and leases	12,817,124	842,157	6.57	11,627,603	836,953	7.20
Total interest-earning assets	15,173,814	964,395	6.36	13,984,694	968,023	6.92
Other assets	1,158,536			1,161,106
Total assets	$16,332,350			$15,145,800

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,320,951			$1,444,125
Small business	583,611			594,979
Commercial and custodial	231,903			199,432
Total non-interest bearing deposits	2,136,465			2,238,536
Interest-bearing deposits:
Premier checking	945,097	10,533	1.11	1,054,542	30,650	2.91
Other checking	885,264	2,400.27		824,791	2,993.36
Subtotal	1,830,361	12,933.71		1,879,333	33,643	1.79
Premier savings	1,448,123	37,427	2.58	1,184,756	49,994	4.22
Other savings	1,451,698	11,174.95		1,279,577	15,062	1.18
Subtotal	2,899,821	48,601	1.68	2,464,333	65,056	2.64
Money market	613,543	10,099	1.65	604,767	17,396	2.88
Subtotal	5,343,725	71,633	1.34	4,948,433	116,095	2.35
Certificates of deposit	2,472,357	85,141	3.44	2,461,055	114,530	4.65
Total interest-bearing deposits	7,816,082	156,774	2.01	7,409,488	230,625	3.11
Total deposits	9,952,547	156,774	1.58	9,648,024	230,625	2.39

Borrowings:
Short-term borrowings	411,763	8,990	2.18	230,293	11,369	4.94
Long-term borrowings	4,459,703	204,958	4.60	3,890,054	175,852	4.52
Total borrowings	4,871,466	213,948	4.39	4,120,347	187,221	4.54
Total deposits and borrowings	14,824,013	370,722	2.50	13,768,371	417,846	3.03
Other liabilities	359,223			343,978
Total liabilities	15,183,236			14,112,349
Stockholders’ equity	1,149,114			1,033,451
Total liabilities and stockholders’ equity	$16,332,350			$15,145,800
Net Interest income and margin		$593,673	3.91%		$550,177	3.94%

(1) Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2008	2007
Interest income:
Loans and leases	$211,322	$210,651	$208,407	$211,777	$215,082
Securities available for sale	25,232	28,577	28,858	28,279	29,372
Education loans held for sale	24	123	1,756	3,452	3,153
Investments and other	1,224	1,644	1,427	1,642	1,595
Total interest income	237,802	240,995	240,448	245,150	249,202
Interest expense:
Deposits	37,362	33,730	36,954	48,728	54,788
Borrowings	53,323	55,100	51,932	53,593	54,843
Total interest expense	90,685	88,830	88,886	102,321	109,631
Net interest income	147,117	152,165	151,562	142,829	139,571
Provision for credit losses	47,050	52,105	62,895	29,995	20,124
Net interest income after provision for credit losses	100,067	100,060	88,667	112,834	119,447
Non-interest income:
Fees and service charges	67,448	71,783	67,961	63,547	72,331
Card revenue	25,243	26,240	26,828	24,771	25,058
ATM revenue	7,688	8,720	8,267	7,970	8,306
Investments and insurance revenue	-	3,193	2,977	3,235	2,736
Subtotal	100,379	109,936	106,033	99,523	108,431
Leasing and equipment finance	16,298	13,006	14,050	12,134	14,841
Other	130	103	1,421	1,048	1,573
Fees and other revenue	116,807	123,045	121,504	112,705	124,845
Gains on securities	8,167	498	1,115	6,286	11,261
Visa share redemption	-	-	-	8,308	-
Gains on sales of branches and real estate	-	-	-	-	2,752
Total non-interest income	124,974	123,543	122,619	127,299	138,858
Non-interest expense:
Compensation and employee benefits	83,323	84,895	84,267	88,718	86,555
Occupancy and equipment	32,503	31,832	31,205	32,413	30,818
Deposit account premiums	5,659	7,292	2,441	1,496	572
Advertising and promotions	4,644	5,017	4,689	4,800	4,060
Operating lease depreciation	4,269	4,215	4,460	4,514	4,521
Other	49,412	44,337	41,667	36,335	46,087
Total non-interest expense	179,810	177,588	168,729	168,276	172,613
Income before income tax expense	45,231	46,015	42,557	71,857	85,692
Income tax expense	17,527	15,889	18,855	24,431	22,875
Net income	27,704	30,126	23,702	47,426	62,817
Preferred stock dividends	2,540	-	-	-	-
Net income available to common stockholders	$25,164	$30,126	$23,702	$47,426	$62,817

Net income per common share:
Basic	$.20	$.24	$.19	$.38	$.51
Diluted	.20	.24	.19	.38	.50

Dividends declared per common share	$.2500	$.2500	$.2500	$.2500	$.2425

Financial Ratios:

Return on average assets (1)	.68%	.73%	.58%	1.18%	1.60%
Return on average common equity (1)	9.00	11.11	8.57	17.08	23.55
Net interest margin (1)	3.84	3.97	4.00	3.84	3.83
Net charge-offs as a percentage of average loans and leases (1)	1.02	.82	.84	.44	.46
Average total equity to average assets	7.93	6.61	6.76	6.88	6.79

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2008	2007

ASSETS

Cash and due from banks	$297,252	$288,884	$280,606	$304,441	$310,010
Investments and other	166,580	157,612	148,366	150,659	147,058
Securities available for sale	1,966,561	2,160,887	2,184,580	2,140,951	2,187,068
Education loans held for sale	1,876	12,516	123,457	215,434	153,146
Loans and leases:
Consumer home equity:
Fixed-rate	5,033,725	5,072,689	5,084,761	4,983,410	4,889,304
Variable-rate	1,793,651	1,758,457	1,702,825	1,603,032	1,522,243
Consumer - other	43,619	45,939	46,492	44,008	45,294
Total consumer home equity and other	6,870,995	6,877,085	6,834,078	6,630,450	6,456,841
Commercial real estate:
Fixed- and adjustable-rate	2,287,226	2,181,838	2,062,983	1,975,344	1,839,817
Variable-rate	608,709	594,992	593,409	591,071	605,195
Total commercial real estate	2,895,935	2,776,830	2,656,392	2,566,415	2,445,012
Commercial business:
Fixed- and adjustable-rate	171,687	167,079	157,740	177,691	179,525
Variable-rate	350,949	377,747	371,730	365,997	395,356
Total commercial business	522,636	544,826	529,470	543,688	574,881
Leasing and equipment finance	2,389,225	2,300,429	2,229,467	2,140,695	2,005,889
Inventory finance	158	-	-	-	-
Subtotal	12,678,949	12,499,170	12,249,407	11,881,248	11,482,623
Residential real estate	462,807	477,436	496,367	517,791	537,449
Total loans and leases	13,141,756	12,976,606	12,745,774	12,399,039	12,020,072
Allowance for loan and lease losses	(160,662)	(140,362)	(102,126)	(84,048)	(77,072)
Net loans and leases	12,981,094	12,836,244	12,643,648	12,314,991	11,943,000
Premises and equipment	447,249	443,185	442,016	440,516	435,426
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	394,024	359,632	398,582	415,462	377,465
	$16,407,235	$16,411,559	$16,373,854	$16,135,053	$15,705,772

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,345,832	$1,409,855	$1,464,237	$1,415,379	$1,348,202
Small business	593,626	597,894	577,510	565,148	600,491
Commercial and custodial	234,045	253,900	238,779	200,624	201,161
Total non-interest bearing deposits	2,173,503	2,261,649	2,280,526	2,181,151	2,149,854
Interest-bearing deposits:
Premier checking	850,059	933,189	989,512	1,008,802	1,026,408
Other checking	904,052	904,351	894,436	837,804	816,512
Subtotal	1,754,111	1,837,540	1,883,948	1,846,606	1,842,920
Premier savings	1,397,516	1,403,323	1,518,703	1,473,997	1,353,638
Other savings	1,450,322	1,388,236	1,365,141	1,251,053	1,229,808
Subtotal	2,847,838	2,791,559	2,883,844	2,725,050	2,583,446
Money market	625,198	629,905	609,369	589,392	598,483
Subtotal	5,227,147	5,259,004	5,377,161	5,161,048	5,024,849
Certificates of deposit	2,448,815	2,469,327	2,471,216	2,500,362	2,307,411
Total interest-bearing deposits	7,675,962	7,728,331	7,848,377	7,661,410	7,332,260
Total deposits	9,849,465	9,989,980	10,128,903	9,842,561	9,482,114
Borrowings:
Short-term borrowings	454,202	429,861	363,302	399,023	450,027
Long-term borrowings	4,435,730	4,567,706	4,419,821	4,414,630	4,340,891
Total borrowings	4,889,932	4,997,567	4,783,123	4,813,653	4,790,918
Accrued expenses and other liabilities	366,063	339,304	355,187	368,216	365,888
Total liabilities	15,105,460	15,326,851	15,267,213	15,024,430	14,638,920
Stockholders’ equity:
Preferred stock	183,981	-	-	-	-
Common stock	1,309	1,309	1,311	1,312	1,315
Additional paid-in capital	328,078	336,127	347,043	351,447	353,365
Retained earnings	924,456	927,939	935,184	926,497	901,799
Accumulated other comprehensive loss	(13,896)	(36,468)	(19,748)	(5,715)	(24,229)
Treasury stock at cost and other	(122,153)	(144,199)	(157,149)	(162,918)	(165,398)
	1,301,775	1,084,708	1,106,641	1,110,623	1,066,852
	$16,407,235	$16,411,559	$16,373,854	$16,135,053	$15,705,772

Supplemental Information:
Securities available for sale	$1,966,561	$2,160,887	$2,184,580	$2,140,951	$2,187,068
Residential real estate loans	462,807	477,436	496,367	517,791	537,449
Total securities available for sale and residential real estate loans	$2,429,368	$2,638,323	$2,680,947	$2,658,742	$2,724,517

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2008	2007

ASSETS

Investments and other	2.93%	4.16%	3.86%	4.38%	4.31%
Securities available for sale	5.13	5.29	5.28	5.28	5.37
Education loans held for sale	5.09	3.91	5.72	6.44	8.17
Loans and leases:
Consumer home equity:
Fixed-rate	6.71	6.79	6.82	6.94	6.98
Variable-rate	6.00	6.19	6.26	7.07	7.98
Consumer - other	8.57	8.34	8.60	8.96	9.76
Total consumer home equity and other	6.54	6.65	6.70	6.98	7.23
Commercial real estate:
Fixed- and adjustable-rate	6.14	6.11	6.21	6.34	6.44
Variable-rate	4.87	4.97	5.04	5.97	7.09
Total commercial real estate	5.87	5.88	5.95	6.27	6.60
Commercial business:
Fixed- and adjustable-rate	5.65	5.63	6.20	6.24	6.31
Variable-rate	4.44	4.59	4.86	5.90	6.91
Total commercial business	4.83	4.91	5.26	6.01	6.72
Leasing and equipment finance	7.15	7.14	7.38	7.65	7.82
Inventory finance	10.13	-	-	-	-
Subtotal	6.43	6.49	6.60	6.90	7.17
Residential real estate	5.71	5.75	5.86	5.86	5.77
Total loans and leases	6.40	6.47	6.57	6.86	7.11

Total interest-earning assets	6.20	6.27	6.35	6.60	6.83

LIABILITIES

Interest-bearing deposits:
Premier checking	1.04	.84	.93	1.62	2.49
Other checking	.32	.22	.23	.32	.40
Subtotal	.67	.54	.60	1.03	1.57
Premier savings	2.77	2.16	2.20	3.21	4.05
Other savings	.89	.73	.70	.96	1.14
Subtotal	1.82	1.45	1.49	2.18	2.66
Money market	1.67	1.46	1.45	2.03	2.74
Subtotal	1.41	1.13	1.17	1.76	2.27
Certificates of deposit	3.05	3.02	3.47	4.21	4.47
Total interest-bearing deposits	1.94	1.74	1.89	2.56	2.96
Total deposits	1.51	1.34	1.47	1.99	2.29

Borrowings:
Short-term borrowings	.97	2.13	2.19	3.64	4.57
Long-term borrowings	4.69	4.60	4.54	4.55	4.54
Total borrowings	4.34	4.39	4.37	4.48	4.54

Total interest-bearing liabilities	2.87	2.77	2.83	3.29	3.59

Net interest margin	3.84%	3.97%	4.00%	3.84%	3.83%

(1) Annualized

###